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                                                               EXHIBIT 99.(j)(2)

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of Ameristock Mutual Fund, Inc. and to the use of our report dated July 23, 2003 incorporated therein by reference on the statement of changes in net assets for the year ended June 30, 2003 and the financial highlights for each of the four years in the period ended June 30, 2003 of Ameristock Mutual Fund, Inc.

/s/ McCurdy & Associates CPA's, Inc.

McCurdy & Associates CPA's, Inc.
Westlake, Ohio
October 27, 2004